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                                  SCHEDULE A-1

                           EATON VANCE VARIABLE TRUST
                                  SERVICE PLAN
                          Effective: December 11, 2000

                         Name of Fund Adopting this Plan
                         -------------------------------

                    Eaton Vance VT Floating-Rate Income Fund